UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

LEGACYTEXAS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5851 Legacy Circle, Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)

(972) 578-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LTXB	Nasdaq Global Select Market

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 21, 2019, LegacyTexas Financial Group, Inc. (“Legacy”) announced that it had provided formal notice to The Nasdaq Stock Market LLC (“NASDAQ”) of its (i) intention to voluntarily delist its common stock from the NASDAQ Global Select Market in connection with the previously-announced proposed merger with Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), pursuant to which Legacy would merge with and into Prosperity and Prosperity would continue as the surviving entity and (ii) request that NASDAQ delist its shares of common stock on or about November 1, 2019. As a result, Legacy expects that the last trading day of its common stock on the NASDAQ Global Select Market will be on or about October 31, 2019.

A copy of the press release, dated October 21, 2019 is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 99.1	Press Release dated October 21, 2019

Exhibit 104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2019

LEGACYTEXAS FINANCIAL GROUP, INC.

By:	/s/ J. Mays Davenport
J. Mays Davenport, Executive Vice President and Chief Financial Officer